UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): February 24, 2009

HearUSA, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11655	22-2748248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Northpoint Parkway West Palm Beach, Florida	33407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On February 24, 2009, HearUSA, Inc. (the “Company”) and AARP Services, Inc. reached an agreement in principle to address the restructured royalty compensation of the AARP License Agreement and related changes to the Services Agreement between the Company and AARP. Upon completion of final documentation of the amended agreements and approvals of the Company’s Board of Directors and AARP’s boards, a new start date for the program will be announced. These actions are being taken pursuant to the terms of the December 2008 amendment to the License Agreement where the parties amended the License to eliminate the annual licensing payment provision and agreed to negotiate a restructured royalty compensation by January 16, 2009 or such later date as decided by AARP. If the parties are unable to reach agreement, AARP may terminate the agreement and engage another entity to provide the program to its members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HearUSA, Inc.
(Registrant)

Date: February 24, 2009	By:	/s/ Stephen J. Hansbrough
Name: Stephen J. Hansbrough
Title: Chairman and Chief Executive Officer

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